UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2006

REMY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On August 14, 2006, Remy International, Inc., (the “Company”) eliminated the position of Chief Operating Officer. In connection with this elimination the Company terminated the employment of Rajesh K. Shah effective August 31, 2006, and finalized a Severance Agreement and General Release (the “Agreement”) with the Company that is substantially in line with the previous employment contract and separation agreement and release.

The Agreement includes the following material terms:

•	Mr. Shah will receive his current base salary of $475,000 in equal semi monthly payments until August 31, 2007.

•	Mr. Shah will receive a target bonus equal to 75% of his annual base salary in equal semi monthly payments until August 31, 2007.

•	In addition to the severance amounts listed above, Mr. Shah will receive a lump sum severance payment of $415,625 equal to six months of his current salary and six months of his 75% targeted bonus at the date of termination.

•	The Company shall reimburse Mr. Shah for relocation expenses per the existing relocation program for executives, up to and equal to the cost to relocate to Michigan until February 29, 2008, unless Mr. Shah is reimbursed by a new employer for such relocation expenses.

•	Mr. Shah will also receive medical and dental coverage subject to any applicable deductibles or co-payments or employee contributions until February 29, 2008 or earlier if Mr. Shah obtains coverage from a new employer. Mr. Shah will also receive twelve months of executive outplacement services.

The above is a brief summary of the Agreement and does not purport to be complete. A copy of the Agreement with Mr. Shah, dated August 14, 2006, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The content of such Exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Severance Agreement and General Release between Remy International, Inc. and Rajesh K. Shah dated August 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006	REMY INTERNATIONAL, INC.

	By:	/S/ Amitabh Rai
	Name:	Amitabh Rai
	Title:	Vice President and Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Severance Agreement and General Release between Remy International, Inc. and Rajesh K. Shah dated August 14, 2006.